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As filed with the Securities and Exchange Commission on May 14, 2009

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BFI CANADA LTD.
(Exact name of Registrant as specified in its charter)

Ontario, Canada (Province or other jurisdiction of incorporation or organization)	4953 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

135 Queens Plate Drive, Suite 300, Toronto, Ontario, Canada M9W 6V1, (416) 741-5221
(Address and telephone number of Registrant's principal executive offices)

IESI Corporation, 2301 Eagle Parkway, Suite 200, Fort Worth, Texas 76177, (817) 632-4000
(Name, address, and telephone number of agent for service in the United States)

Copies to:

Thomas J. Cowee Chief Financial Officer BFI Canada Ltd. 135 Queen's Plate Road, Suite 300 Toronto, Ontario, Canada M9W 6V1 (416) 741-5221	Andrew J. Beck, Esq. Torys LLP 237 Park Avenue New York, New York 10017 (212) 880-6000

          Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

          It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below):
	1.	☐	pursuant to Rule 467(b) on at (designate a time not sooner than seven calendar days after filing).
2.	☐	pursuant to Rule 467(b) on at (designate a time seven calendar days or sooner after filing)
because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box: ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)(2)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)

Common Shares

Debt Securities

Warrants

Total	US$400,000,000	US$400,000,000	US$22,320

(1)
There are being registered under this Registration Statement such indeterminate number of Common Shares, Debt Securities and Warrants of the Registrant as shall have an aggregate initial offering price not to exceed US $400,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)
In United States dollars or the equivalent thereof in Canadian dollars.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(4)
A filing fee of U.S.$19,650 in connection with U.S.$500,000,000 of unissued securities registered by the Registrant under Registration Statement No. 333-154438 initially filed on October 17, 2008, of which $19,650 is being offset against the total filing fee for this Registration Statement pursuant to Rule 457(p) under the Securities Act of 1933, as amended.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

I-1

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada other than Quebec but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities. This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada other than Quebec that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Director, Investor Relations and Corporate Communications of BFI Canada Ltd., at 135 Queen's Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1, Telephone (416) 401-7729, and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	May 14, 2009

BFI CANADA LTD.

US$400,000,000

Common Shares
Debt Securities
Warrants

We are one of North America's largest full-service waste management companies, providing non-hazardous solid waste collection and landfill disposal services for municipal, commercial, industrial and residential customers in five Canadian provinces and ten U.S. states. Our two brands, IESI and BFI Canada, are leaders in their respective markets and serve over 1.8 million customers with vertically integrated collection and disposal assets.

We may offer from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, the securities listed above in one or more series or issuances in an aggregate initial offering price of up to US$400,000,000. Our securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions and set forth in an accompanying prospectus supplement.

We will provide the specific terms of any securities we actually offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement. Any net proceeds we expect to receive from the issue of our securities will be set forth in a prospectus supplement.

All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be deemed to be incorporated by reference into this prospectus as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities. We will not offer warrants for sale to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the warrants to be offered is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces of Canada where the warrants will be offered for sale. See "Description of Warrants".

This prospectus does not qualify for issuance any securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this prospectus may qualify for issuance securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as prime rate or a bankers' acceptance rate, or to recognized market benchmark interest rates such as LIBOR.

Our common shares are listed on the Toronto Stock Exchange, or TSX, under the symbol "BFC". We intend to apply to have our common shares listed for trading on the New York Stock Exchange, or NYSE.

Unless otherwise specified in the applicable prospectus supplement, the Debt Securities and Warrants will not be listed on any securities exchange. Accordingly, unless so specified, there will be no market through which the Debt Securities and Warrants may be sold and purchasers may not be able to resell such securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See "Risk Factors".

We may sell the offered securities through underwriters, dealers, placement agents or other intermediaries. In connection with any underwritten offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at levels other than those which may prevail on the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

Investing in our securities involves risks. See "Risk Factors".

Our head and registered office is at 135 Queen's Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1.

We are permitted to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with Canadian generally accepted accounting principles, and are subject to Canadian auditing and auditor independence standards. Our financial statements may not be comparable to financial statements of U.S. companies.

Owning the securities may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement with respect to a particular offering of securities, and should consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under the U.S. federal securities laws may be affected adversely because we are incorporated in Ontario, most of our directors and officers and some of the experts named in this prospectus are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets and a substantial portion of our assets are located outside the United States.

Neither the U.S. Securities and Exchange Commission nor any state or provincial securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If you are provided with different or inconsistent information, you should not rely on it. References to this "prospectus" include documents incorporated by reference herein. See "Documents Incorporated by Reference". The information in or incorporated by reference into this prospectus is current only as of the date of the document in which such information appears, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities. This document may only be used where it is legal to offer these securities.

 ABOUT THIS PROSPECTUS

        We are the successor to BFI Canada Income Fund, or the Fund, following the completion of the conversion of the Fund to a corporate structure by way of a court-approved plan of arrangement on October 1, 2008, which we refer to in this prospectus as the "Conversion". Unless stated otherwise or the context otherwise requires, references in this prospectus and any prospectus supplement to "BFI Canada Ltd.", "we", "us", or "our" mean BFI Canada Ltd. and each of its subsidiaries.

        BFI is a trademark of Browning-Ferris Industries, Inc. and is used under license in connection with our Canadian operations. We are not affiliated with Browning-Ferris Industries, Inc. and we intend to change our name prior to any stock exchange listing in the United States or any distributions under this prospectus.

        In this prospectus and any prospectus supplement, except where otherwise indicated, all dollar amounts are expressed in Canadian dollars, references to "$", "Cdn$" and "dollars" are to Canadian dollars, and references to "US$" are to U.S. dollars. See "Exchange Rate Data".

        This prospectus is part of a registration statement on Form F-10 that we have filed with the United States Securities and Exchange Commission, or SEC. We may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate amount of US$400,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading "Documents Incorporated By Reference". This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the securities that may be offered hereunder.

PRESENTATION OF OUR FINANCIAL INFORMATION

        Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada, or Canadian GAAP, which differ from generally accepted accounting principles in the United States, or U.S. GAAP. Therefore, our consolidated financial statements may not be comparable to financial statements prepared in accordance with U.S. GAAP. For a discussion of the significant differences between Canadian GAAP and U.S. GAAP as they relate to our financial statements, see the reconciliation to U.S. GAAP included at note 26 to our audited consolidated financial statements as at and for the years ended December 31, 2008 and 2007 and the reconciliation to U.S. GAAP included at note 13 to our unaudited comparative consolidated financial statements for the three months ended March 31, 2009 and 2008, each of which are incorporated by reference in this prospectus.

        Since the Conversion did not involve a change of control for accounting purposes, our financial statements reflect the assets and liabilities of the Fund at the respective carrying amounts; however, any change to the interpretation of a change of control for tax purposes could result in a change to the carrying amount of future income tax assets. Changes to the carrying amount of future income tax assets will be charged to future income tax expense and will result in a reduction to non-controlling and shareholders' equity and these changes may be material.

        You are cautioned that the preparation of financial statements in accordance with Canadian GAAP requires us to make certain judgments and estimates that affect the reported amounts of assets, liabilities, revenues and expenses. These estimates may change, having either a negative or positive effect on net earnings, as further information becomes available, and as the economic environment changes.

EXCHANGE RATE DATA

        The following table sets forth: (i) the rates of exchange for the Canadian dollar, expressed in United States dollars, in effect at the end of each of the periods indicated; (ii) the average of the exchange rates in effect during such periods; and (iii) the high and low exchange rates during each period, in each case based on the Bank of Canada noon spot rate of exchange.

	Year Ended December 31,					Three Months Ended March 31,
	2004	2005	2006	2007	2008	2008	2009
Rate at end of period	0.8308	0.8577	0.8581	1.012	0.8166	0.9729	0.7935
Average rate for period	0.7697	0.8259	0.8820	0.9348	0.9441	0.9960	0.8032
High for period	0.8493	0.8690	0.9099	1.0905	1.0289	1.0289	0.8458
Low for period	0.7159	0.7872	0.8528	0.8437	0.7711	0.9686	0.7692

        On May 13, 2009, the Bank of Canada noon spot rate of exchange was Cdn $1.00 = US$0.8559.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, including the documents incorporated by reference herein, are "forward-looking statements" that reflect management's expectations regarding our future growth, results of operations, anticipated dividends, performance, business prospects and opportunities. The use of any of the words "anticipate", "continue", "estimate", "expect", "may", "project", "should", "believe", "could", "foresee", "intend" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements reflect management's current beliefs and are based on information currently available to management. Forward-looking statements involve significant risks and uncertainties that could cause our results to differ materially from the results expressed or implied by the forward-looking statements. These include risks associated with, but not limited to:

  •
  our landfill operations, including our ability to obtain, renew and maintain certain permits, licenses and approvals;

  •
  leverage, restrictive covenants and capital requirements;

  •
  downturns in the worldwide economy;

  •
  our ability to implement our acquisition strategy;

  •
  our ability to manage the growth of our business;

  •
  loss of contracts;

  •
  reliance on third party disposal customers;

  •
  geographic and customer concentration;

  •
  the effects of seasonality and weather;

  •
  labour and employment matters;

  •
  fuel cost fluctuations;

  •
  reliance on key personnel;

  •
  our localized decision-making structure;

  •
  the requirement to obtain performance or surety bonds, letters of credit and insurance;

  •
  uninsured and underinsured losses;

  •
  the stringent requirements of, and the potential for changes to, applicable legislation and governmental regulations;

  •
  our compliance with environmental regulations;

  •
  liabilities resulting from potential environmental contamination;

  •
  competition;

  •
  provincial, state and local government requirements under which landfill alternatives are encouraged;

  •
  governance arrangements under which certain interest holders may influence control over the BFI Canada Group (as defined below);

  •
  foreign exchange exposure;

  •
  our use of accounting estimates and judgments;

  •
  potential deficiencies in our internal control over financial reporting and disclosure controls and procedures;

  •
  the fact that we may issue additional common shares and preferred shares diluting existing shareholders' interests;

  •
  future sales of common shares by Retained Interest Holders (as defined below);

  •
  market conditions; and

  •
  the uncertainty of future dividend payments and the level thereof.

        All of the forward-looking statements included or incorporated by reference in this prospectus are qualified by these cautionary statements and those made in the "Risk Factors" section of this prospectus, those made in the "Risk Factors" section of our annual information form dated March 25, 2009, or our Annual Information Form, in respect of our fiscal year ended December 31, 2008, those made in the "Risks and Uncertainties" and "Outlook" sections of our management's discussion and analysis of the financial condition and results of operations as at and for the year ended December 31, 2008 and as at and for the three months ended March 31, 2009 and our other filings with the securities commissions or similar authorities in Canada incorporated by reference herein. These risks should be considered carefully, and you should not place undue reliance on forward-looking statements contained in this prospectus and the documents incorporated by reference herein. Although the forward-looking statements contained in this prospectus are based upon what we believe to be reasonable assumptions, we cannot assure you that our actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this prospectus and we do not assume any obligation to update or revise them to reflect new events or circumstances, except as required by applicable securities laws. No information contained on our website is incorporated by reference into this short form prospectus regardless of any cross-reference thereto in any of the documents incorporated by reference herein.

THE COMPANY

Description of the Business

        We are one of North America's largest full-service waste management companies, providing non-hazardous solid waste collection and landfill disposal services for municipal, commercial, industrial and residential customers in five Canadian provinces and ten U.S. states. Our two brands, IESI and BFI Canada, are leaders in their respective markets and serve over 1.8 million customers with vertically integrated collection and disposal assets.

        We are the successor to the Fund, following the completion of the Conversion. We did not carry on any active business prior to the Conversion, other than executing the arrangement agreement pursuant to which the Conversion was implemented. The Conversion resulted in the reorganization by way of a plan of arrangement on October 1, 2008 of the Fund's trust structure into a corporation. Our board of directors and senior management is comprised of the former members of the board of trustees of the Fund and senior management of our wholly-owned subsidiaries Ridge Landfill Trust, BFI Canada Inc., IESI Corporation and their respective subsidiaries, or, collectively, the BFI Canada Group. Our head and principal office is located at 135 Queen's Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1.

        For a detailed description of our business, see "Business of the BFI Canada Group" in our Annual Information Form, incorporated by reference in this prospectus.

  Organizational Structure

        The following diagram sets forth our organizational structure following an internal reorganization to be completed during the second quarter of 2009. For simplification, this diagram omits certain wholly-owned holding or operating companies. For additional information concerning our organizational structure, see "The Corporation" in our Annual Information Form, incorporated by reference in this prospectus.

  BFI Canada

        BFI Canada Inc., or BFI Canada, is a full-service waste management company providing non-hazardous solid waste collection, transfer, disposal and recycling services in the provinces of British Columbia, Alberta, Manitoba, Ontario and Québec. It is one of the largest non-hazardous solid waste management companies in Canada with customers in 20 markets. BFI Canada has 20 collection operations, and owns and operates four landfill sites, six transfer collection stations, nine recycling facilities and one landfill gas-to-energy facility. BFI Canada also operates one municipally-owned landfill site and one recycling facility.

        BFI Canada was established in June 2000, when BFI Canada acquired selected assets from Browning-Ferris Industries Ltd., or Browning-Ferris Canada, and other Canadian subsidiaries of Allied Waste Industries, Inc. and its affiliates, or Allied. Browning-Ferris Canada and its predecessors had been active in Canada for over 30 years and were one of the largest non-hazardous solid waste management companies in the Canadian market. Browning-Ferris Canada was wholly-owned by Browning-Ferris Industries, Inc., which was one of North America's largest waste management companies prior to its acquisition by Allied in 1999.

  IESI

        IESI Corporation, or IESI, is one of the leading regional, non-hazardous solid waste management companies in the United States. IESI provides its services through a network of vertically integrated assets in 39 markets, which include 52 collection operations, 29 transfer stations, 17 landfills, 11 recycling facilities and one transportation operation. We believe IESI is among the top three commercial waste management providers in the substantial majority (over 80%) of its principal service areas. IESI provides collection, transfer, disposal and recycling services in two geographic regions: its South Region, consisting of various service areas in the southern region of the United States, including Texas, Louisiana, Oklahoma, Arkansas, Missouri and Mississippi, and its Northeast Region, consisting of various service areas in the northeastern region of the United States, including New York, New Jersey, Pennsylvania, Maryland and the District of Columbia.

Share Capital

        As of May 13, 2009, there were 67,343,637 common shares outstanding and 11,137,744 common shares issuable upon the exercise of the IESI Exchange Rights by the Retained Interest Holders (as those terms are defined below). We have issued 11,137,744 Special Shares to IESI in connection with the governance rights of the Retained Interest Holders (as those terms are defined below). See "Description of Capital Structure".

        Our common shares are listed on the TSX under the symbol "BFC". We intend to apply to have our common shares listed for trading on the NYSE. The Special Shares are not listed on any stock exchange or market.

RISK FACTORS

        An investment in our securities involves risk. Before purchasing our securities, you should consider carefully the risk factors set forth below, those under the heading "Risk Factors" in our Annual Information Form, as well as the other information contained in and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in the applicable prospectus supplement. If any of the events or developments discussed in these risks actually occur, our business, financial condition or results of operations or the value of our securities could be adversely affected. Additional risks and uncertainties not currently known to us, or that are currently considered immaterial, may also materially and adversely affect our business, financial condition and results of operations.

No Market

        Unless otherwise specified in a prospectus supplement, there is currently no market through which the debt securities or the warrants may be sold and purchasers of debt securities or warrants may not be able to resell the securities purchased under this prospectus. We cannot assure you that a secondary market for trading in the debt securities or warrants will develop or that any secondary market which does develop will continue. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation.

        The public offering prices of the debt securities and the warrants may be determined by negotiation between us and underwriters based on several factors and may bear no relationship to the prices at which the debt securities and the warrants will trade in the public market subsequent to such offering. See "Plan of Distribution".

Interest Rate Risk

        Prevailing interest rates will affect the market price or value of the debt securities. Generally, the market price or value of the debt securities will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Credit Ratings

        We cannot assure you that any credit rating assigned to debt securities issued hereunder will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of such rating may have an adverse effect on the market value of the debt securities.

Third Party Claims

        We conduct our operations through a number of subsidiaries and to the extent any such subsidiary has or incurs indebtedness with a third party, the holders of the debt securities will effectively be subordinated to the claims of the holders of such third party indebtedness, including in the event of liquidation or upon a realization of the assets of any such subsidiary.

Foreign Exchange Exposure

        Debt securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in debt securities denominated in currencies other than the local currency. Debt securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Ranking of the Debt Securities

        The debt securities will not be secured by any of our assets. Therefore, holders of secured indebtedness would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of the debt securities and would have a claim that ranks equal with the claim of holders of debt securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by us in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred.

Reliance on Subsidiaries

        Our ability to service our indebtedness and pay dividends on our securities is dependent on dividends and other distributions we receive from our subsidiaries. Certain of the instruments governing the indebtedness of our subsidiaries may restrict the ability of such entities to pay dividends or make other payments on investments under certain circumstances.

Limited Covenants

        The trust indenture governing the debt securities will not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the debt securities in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our ability to incur indebtedness that is equal in right of payment to the debt securities;

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  restrict our ability to repurchase our common shares;

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  restrict our ability to make investments or to pay dividends or make other payments in respect of our common shares or other securities ranking junior to the debt securities; or

  •
  necessarily afford holders of debt securities protection should we be involved in a transaction that significantly increases our leverage.

        The trust indenture governing the debt securities will contain only limited protections in the event of many types of transactions that we could engage in, including acquisitions, refinancings, recapitalizations or restructurings that could substantially affect our capital structure and the value of the debt securities. If any such transaction should occur, the value of your debt securities may decline.

USE OF PROCEEDS

        The securities offered by this prospectus may be offered from time to time at our discretion in one or more series or issuances with an aggregate offering amount not to exceed US$400,000,000. The net proceeds derived from the issue of the securities, or any one of them, under any prospectus supplement will be the aggregate offering amount thereof less any commission and other issuance costs paid in connection therewith. The net proceeds cannot be estimated as the amount thereof will depend on the number and price of the securities issued under any prospectus supplement. We will set forth information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We may, from time to time, issue debt instruments, incur additional indebtedness and issue equity securities or warrants other than pursuant to this prospectus.

CONSOLIDATED CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our unaudited consolidated capitalization as at March 31, 2009.

Designation (Authorization)	As at March 31, 2009
(amounts in $000s)
Cash and Cash Equivalents	$11,997

Indebtedness
Existing Long-term Debt Facilities	$965,615
Non-controlling Interest	$243,584
Shareholders' Equity	$823,009

Total Capitalization	$2,032,208

Common Shares (unlimited)	67,343,637 shares
Special Shares (unlimited)	11,137,744 shares
Preferred Shares (unlimited)	Nil

DIVIDEND RECORD AND POLICY

        Our board of directors has adopted a dividend policy pursuant to which we will authorize the declaration and payment of a fixed dividend to be paid to our shareholders on a quarterly basis. The amount of any dividends payable by us will be at the discretion of our board of directors, taking into consideration our earnings, financial requirements for our operations, the satisfaction of solvency tests imposed by the Business Corporations Act (Ontario), or the OBCA, for the declaration and payment of dividends and other conditions existing from time to time.

        Subject to the discretion of our board of directors, we expect to declare and pay quarterly dividends in arrears, at the rate of $0.125 per share. A dividend of $0.125 per share was paid April 15, 2009 to holders of record on March 31, 2009 with the remaining 2009 quarterly payments to be paid on July 15, 2009, October 15, 2009 and January 15, 2010. On April 15, 2009, we paid a special dividend of $0.125 per share to holders of record on March 31, 2009. Subject to the discretion of our board of directors, we also expect to declare and pay a special quarterly dividend of $0.125 per share to be paid on July 15, October 15 and December 31, 2009 for aggregate expected special dividends in 2009 only of $0.50 per share. See "Cautionary Note Regarding Forward-Looking Statements".

PRIOR SALES

        Prior to the Conversion, we did not issue any securities from our share capital other than the 100 common shares that were issued to the Fund in connection with our organization. A total of 57,568,637 common shares were issued to former unitholders in consideration for the transfer of their units of the Fund, or Units, to us as part of the Conversion, on the basis of one common share for each Unit so transferred. In addition, on the completion of the Conversion we issued 11,137,744 Special Shares to IESI in trust for the Retained Interest Holders, in consideration for $10.00 in cash in the aggregate, on the basis of one Special Share for each Unit issuable on the exercise of the rights associated with the Participating Preferred Shares.

        On March 6, 2009, we issued 8,500,000 common shares for $9.50 each in connection with a prospectus-qualified offering in Canada. On March 30, 2009, an additional 1,275,000 shares were issued for the same price upon the exercise of the underwriters' over-allotment option granted in connection with that offering.

 PRICE RANGE AND TRADING VOLUME

        Our common shares are listed and posted for trading on the TSX under the trading symbol "BFC". We intend to apply to have our common shares listed for trading on the NYSE. The following table sets forth the price range for and trading volume of our common shares as reported by the TSX for the periods indicated.

Month	Price per Common Share Monthly High	Price per Common Share Monthly Low	Total Monthly Volume
October 2008 (from October 2)	$17.99	$12.06	3,668,678
November 2008	$15.47	$8.62	3,019,777
December 2008	$10.50	$7.50	4,311,791
January 2009	$12.00	$8.00	2,759,580
February 2009	$10.97	$8.11	3,917,600
March 2009	$9.70	$8.11	5,940,800
April 2009	$10.45	$9.17	2,469,900
May 2009 (to May 13)	$12.35	$9.86	3,905,216

        On May 13, 2009, the closing price of our common shares on the TSX was $11.32.

DESCRIPTION OF CAPITAL STRUCTURE

        The following briefly summarizes the provisions of our articles of incorporation, including a description of our share capital. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of arrangement.

        Our authorized share capital consists of an unlimited number of common shares, an unlimited number of Special Shares and an unlimited number of preferred shares issuable in series. At May 13, 2009, there were 67,343,637 common shares, 11,137,744 Special Shares and no preferred shares outstanding.

Common Shares

        Holders of common shares are entitled to one vote per share at meetings of our shareholders, to receive dividends if, as and when declared by our board of directors and to receive pro rata the remaining property and assets upon our dissolution or winding-up, subject to the rights of shares having priority over the common shares (none of which are currently issued and outstanding).

Special Shares

        Pursuant to the Conversion, we issued 11,137,744 Special Shares to IESI representing the number of Units for which the Participating Preferred Shares were exchangeable at the date of the Conversion, in trust for the holders of the Participating Preferred Shares, or the Retained Interest Holders. Each Special Share carries one vote at meetings of shareholders. However, the Special Shares carry no right to receive dividends or to receive the remaining property and assets upon our dissolution or winding-up.

        The number of Special Shares outstanding from time to time will be the same as the number of common shares then issuable upon the exercise in full of the rights associated with the Participating Preferred Shares, or the IESI Exchange Rights, to indirectly exchange the Participating Preferred Shares for common shares pursuant to the amended and restated securityholders' agreement dated October 1, 2008, or the Amended and Restated Securityholders' Agreement, between BFI Canada Ltd., IESI Holdings Inc. (as successor from the amalgamation of 4264126 Canada Limited and 6814832 Canada Limited) and IESI, as trustee on behalf of the Retained Interest Holders. Upon the issuance of common shares pursuant to the IESI Exchange Rights, a corresponding number of Special Shares will be automatically cancelled without further action by the holder thereof.

Preferred Shares

        Each series of preferred shares shall consist of such number of shares and have such rights, privileges, restrictions and conditions as may be determined by our board of directors prior to the issuance thereof. Holders of preferred shares, except as required by law, will not be entitled to vote at meetings of our shareholders. With respect to the payment of dividends and distribution of assets in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the preferred shares of each series shall rank on a parity with the preferred shares of every other series and are entitled to preference over the common shares and any other shares ranking junior to the preferred shares from time to time and may also be given such other preferences over the common shares and any other shares ranking junior to the preferred shares as may be determined at the time of creation of such series.

DESCRIPTION OF DEBT SECURITIES

        In this section only, "we", "us" and "our" refer only to BFI Canada Ltd. without any of its subsidiaries.

        We may issue debt securities from time to time in one or more series. This section summarizes the general terms and provisions of the debt securities that will be common to all series that we offer pursuant to this prospectus. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

        As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture". An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to an indenture dated as of May     •    , 2009, among us and Computershare Trust Company of Canada and Computershare Trust Company, N.A. We collectively refer to Computershare Trust Company of Canada and Computershare Trust Company, N.A. as the "trustees" and each trustee acting in such capacity for a specific series of debt securities as a "trustee". When we refer to the "indenture" in this prospectus, we are referring to the indenture dated May     •    , 2009 under which your debt securities will be issued, as supplemented by any supplemental indenture which may be applicable to your debt securities. The trustees have two main roles. First, subject to some limitations on the extent to which the trustees can act on your behalf, the trustees can enforce your rights against us if we default on our obligations under the indenture. Second, the trustees perform certain administrative duties for us.

        The following section is a summary of the principal terms and provisions of the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplements thereto that are applicable to you because the indenture, as supplemented, and not this section, defines your rights as a holder of debt securities. The indenture will be subject to and governed by the OBCA and the U.S. Trust Indenture Act of 1939, as amended. A copy of the indenture will be filed with the SEC as an exhibit to our registration statement on Form F-10 and will also be filed with the Canadian securities regulators.

General

        The debt securities offered hereby will be our unsecured obligations. The debt securities will be either our senior unsecured obligations issued in one or more series and referred to herein as the "senior debt securities", or our subordinated unsecured obligations issued in one or more series and referred to herein as the "subordinated debt securities". The senior debt securities will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt securities and our senior indebtedness. We are a holding company that conducts our business through subsidiaries. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

        You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the indenture and in one or more resolutions of our board of directors, or pursuant to authority granted by one or more resolutions of our board of directors, or established pursuant to one or more supplemental indentures and may include the following, as applicable to the series of debt securities offered thereby:

  •
  the title of the debt securities;

  •
  any limit upon the aggregate principal amount of the debt securities that may be authenticated and delivered under the indenture;

  •
  the date or dates on which the principal of the debt securities is payable;

  •
  the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue and the dates on which interest will be payable;

  •
  the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

  •
  the place or places, if any, other than or in addition to Toronto, where the principal of (and premium, if any) and any interest on debt securities will be payable, any debt securities may be surrendered for registration of transfer, debt securities may be surrendered for exchange and the place or places where notices or demands to or upon us in respect of the debt securities may be served;

  •
  whether we have the option to redeem the debt securities, whether in whole or in part, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which debt securities may be redeemed;

  •
  whether we have the obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

  •
  whether and under what circumstances we will be required to pay any additional amounts for withholding and deduction of Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

  •
  if other than denominations of US$1,000 and any integral multiple thereof, the denominations in which any debt securities will be issuable;

  •
  if other than us or one of the trustees, the identity of each registrar and/or paying agent;

  •
  if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration;

  •
  if other than U.S. dollars, the currency in which payment of the principal of, and premium, if any, or interest, if any, on the debt securities will be payable or in which the debt securities will be denominated;

  •
  whether the amount of payments of principal of, and premium, if any, or interest on the debt securities may be determined with reference to a formula or other method, and the manner in which such amounts will be determined;

  •
  whether the principal of, and premium, if any, and interest, if any, on the debt securities are to be payable, at our election or at the election of a holder, in a currency other than that in which such debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities are to be so payable;

  •
  the designation of the initial exchange rate agent, if any;

  •
  any provisions limiting the applicability of, in modification of, in addition to or in lieu of the defeasance provisions of the indenture that will be applicable to the debt securities;

  •
  provisions, if any, granting special rights to the holders of debt securities upon the occurrence of such events as may be specified;

  •
  any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants in the indenture;

  •
  whether any debt securities are to be issuable in global form and, if so, whether beneficial owners of interests in any such global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur;

  •
  the person to whom any interest on any security will be payable, if other than the person in whose name that security is registered at the close of business on the record date for such interest;

  •
  if debt securities are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary security of such series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions; and

  •
  any other terms, conditions, rights and preferences, or limitations on such rights and preferences, such as the subordination of the debt securities to our senior debt.

        Unless we indicate differently in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued does not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity. Unless otherwise indicated in the applicable prospectus supplement, the indenture will not afford holders the right to tender debt securities to us for repurchase or provide for any increase in the rate or rates of interest at which the debt securities will bear interest in the event we should become involved in a highly leveraged transaction or in the event of a change of control of our company.

Form and Denomination of Debt Securities

        Unless we indicate differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of US$1,000 and multiples thereof.

        We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices.

Form, Exchange and Transfer of Registered Securities

        If we cease to issue registered debt securities in global form, we will issue them:

  •
  only in fully registered certificated form; and

  •
  unless we indicate otherwise in the applicable prospectus supplement, in denominations of US$1,000 and amounts that are multiples of US$1,000.

        Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        We will maintain an office or agency, specified in the applicable prospectus supplement, in each place of payment for the debt securities where securities of that series may be presented or surrendered for payment, registration of transfer or exchange.

        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

        If any debt securities of a particular series are redeemable, we may block the transfer or exchange of those debt securities during the period beginning 14 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption or to register transfers or exchanges of any debt securities surrendered for repayment at the option of the holder, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

        On each due date for interest payments on the debt securities, we will pay interest to each person shown on our records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on our records, is also known as the "record date". The record date will usually be about two weeks in advance of the interest due date.

        Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

  Payments on Global Securities

        We will make payments on a global security directly to the registered holders generally or a depositary or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "— Global Securities" below.

  Payments on Certificated Securities

        We will make interest payments on debt securities held in certificated form by wire transfer to an account maintained by the holder of the certificated securities located in the United States or Canada, as shown on our records, as of the close of business on the record date. Alternatively, we may make interest payments by mailing a check for such interest on each due date for interest payments to such holder of the certificated securities. We will make all payments of principal and premium, if any, on the certificated securities by check at our office or agency to be maintained in Toronto, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security.

  Payment When Offices Are Closed

        If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture provides that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

        Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

        You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

        Unless otherwise specified in the applicable prospectus supplement, the term "Event of Default" with respect to the debt securities offered means any of the following:

  •
  we do not pay the principal of, or any premium on, the debt security on its due date;

  •
  we do not pay interest on the debt security within 30 days of its due date;

  •
  we do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date;

  •
  we remain in breach of a covenant or warranty (other than any payment covenant or a covenant or warranty included solely for the benefit of a different series of debt securities) in the indenture for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either of the trustees or the holders of at least 25% of the principal amount of the debt securities of the affected series;

  •
  we default in the payment, at the stated maturity, of any of our indebtedness for borrowed money in excess of $10 million;

  •
  we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and/or

  •
  any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable supplemental indenture, occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

  Remedies if an Event of Default Occurs

        If an Event of Default has occurred and has not been cured within the applicable time period, the trustees or the holders of 25% in principal amount of the debt securities of the affected series (or, in some cases, the holders of 25% in principal amount of the debt securities of all series) may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded in certain circumstances by the holders of at least a majority in principal amount of the debt securities of the affected series or of all series, as the case may be. A declaration of acceleration of maturity following an event of default caused by a default in payment or acceleration of any of our indebtedness for borrowed money will be automatically annulled if such indebtedness is discharged or the holders of such indebtedness rescind their declaration of acceleration.

        The trustees may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest or the payment of any sinking fund installment, if they consider the withholding of notice to be in the best interests of the holders. Additionally, the trustees are not required to take any action under the indenture at the request of any of the holders of the debt securities unless such holders offer the trustees reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustees. The trustees may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        Before a holder is allowed to bypass the trustees and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to its debt securities, the following must occur:

  •
  the holder must give the trustees written notice that an Event of Default has occurred and remains uncured;

  •
  the holders of 25% in principal amount of all outstanding debt securities of the relevant series or, in some cases, of all series must make a written request that the trustees take action because of the default that has occurred and must offer reasonable indemnity to the trustees against the cost and other liabilities of taking that action;

  •
  the trustees must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity; and

  •
  the holders of a majority in principal amount of the debt securities of the relevant series or, in some cases, of all series must not have given the trustees a direction inconsistent with the above notice or request.

        Notwithstanding the above, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date for payment.

        Holders of a majority in principal amount of the debt securities of the affected series or, in some cases, of all series may waive any past defaults other than:

  •
  the payment of principal of, or any premium or interest on, the affected series of debt securities; or

  •
  a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

        Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustees, and how to declare or rescind an acceleration of maturity on their debt securities.

Merger or Consolidation

        Unless otherwise specified in the applicable prospectus supplement, the terms of the indenture will generally permit us to amalgamate or consolidate with or merge into another corporation or convey, transfer or lease substantially all of our assets to another corporation. However, we may not take any of these actions unless, among other things, the following conditions are met:

  •
  in the event that, as a result of the transaction, we are not the surviving entity or we convey, transfer or lease all or substantially all of our assets, the surviving entity must be a corporation, partnership or trust organized under the laws of a jurisdiction in Canada or the United States and such entity must agree to be legally responsible for the debt securities; and

  •
  after giving effect to the transaction, no Event of Default shall have occurred or be continuing.

Modification or Waiver

        There are three types of changes we can make to the indenture and the debt securities issued thereunder.

  Changes Not Requiring Consent of Holders

        There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Without your approval, we will be permitted to:

  •
  evidence the succession of another person to our obligations;

  •
  add covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred to us in the indenture;

  •
  add any additional Events of Default;

  •
  add to or change any of the provisions of the indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to provide for uncertificated debt securities, in compliance with applicable laws and regulations;

  •
  change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  secure the debt securities pursuant to the requirements of the covenant described under "Limitation on Liens of Capital Stock of Restricted Subsidiaries";

  •
  establish the form or terms of securities of any series as permitted by the indenture;

  •
  evidence and provide for the acceptance of appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as is necessary to provide for or facilitate the administration of any trusts established under the indenture by more than two trustees;

  •
  close the indenture with respect to the authentication and delivery of additional series of debt securities, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the indenture; provided that any such action will not adversely affect the interests of the holders of debt securities of any series in any material respect; or

  •
  supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action will not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect.

  Changes Requiring Consent of Holders

        There will be changes that we will not be permitted to make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the indenture, without your specific approval, we will not be permitted to:

  •
  change the stated maturity of the principal of, or interest on, your debt securities;

  •
  reduce the principal amount of, or premium, if any, or interest on, your debt securities;

  •
  reduce the amount of principal payable upon acceleration of maturity of your debt securities;

  •
  make any change that adversely affects any right of repayment at your option;

  •
  change the place or currency of payment on your debt securities;

  •
  impair your right to sue for payment on your debt securities;

  •
  reduce the percentage of holders of outstanding debt securities of your series or of all series whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults of the indenture; or

  •
  modify any of the provisions of the indenture dealing with modification, waiver of past defaults or the waiver of certain covenants relating to your debt securities except to increase the percentage of holders of the debt securities required to approve certain matters or to require all holders of debt securities to approve certain matters.

  Changes Requiring Majority Approval

        Subject to the provisions of the indenture, any other change to, or waiver of, any provision of the indenture and the debt securities issued pursuant thereto would require the following approval:

  •
  if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series;

  •
  if the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose; or

  •
  waiver of our compliance with certain provisions of the indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture, voting together as one class for this purpose, in accordance with the terms of the indenture.

        In each case, the required approval must be given in writing.

Satisfaction and Discharge

        The indenture will cease to be of further effect with respect to any series of debt securities and the trustees will execute proper instruments acknowledging satisfaction and discharge of the indenture as to a particular series of debt securities, when (A) either (1) all debt securities of such series authenticated and delivered have been delivered to the trustees for cancellation or (2) all debt securities of such series not so delivered to the trustees for cancellation (i) have become due and payable, or (ii) will become due and payable at their maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year, and we have deposited or caused to be deposited with one of the trustees an amount, in the currency in which the debt securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustees for cancellation, for principal, and premium, if any, and interest to the date of such deposit in the case of debt securities that have become due and payable or to maturity or redemption date, as the case may be and (B) we have paid or caused to be paid all other sums payable by us.

Defeasance

        If specified in the applicable prospectus supplement and subject to the provisions of the indenture, we may elect either:

  •
  to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as "covenant defeasance"); or

  •
  to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as "full defeasance").

  Covenant Defeasance

        In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

        Subject to the provisions of the indenture, to accomplish covenant defeasance with respect to the debt securities offered:

  •
  we must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and government obligations issued in the currency in which the debt securities of the applicable series are payable, that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due;

  •
  no Event of Default or event which with notice or lapse of time or both would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit or at any time during the three-month period after such a deposit in respect of certain bankruptcy or insolvency events;

  •
  we must not be insolvent on the date of the deposit of the funds or at any time during the three-month period after the date of such deposit;

  •
  no breach or violation of any covenant under the indenture shall occur as a result of such deposit;

  •
  we must deliver to the trustees of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes and Canadian federal or provincial income tax or other tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred;

  •
  we must deliver to the trustees of your debt securities an officers' certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the indenture, had been complied with; and

  •
  we must comply with certain additional terms of, conditions to or limitations to covenant defeasance, as set forth in the indenture.

        If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustees were prevented from making payment. In fact, if an Event of Default (such as our bankruptcy) occurred after we accomplish covenant defeasance and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

  Full Defeasance

        If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. The conditions to accomplish full defeasance set out in the indenture include conditions to protect the trust deposit from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

        Subject to the provisions of the applicable indenture, in order to accomplish full defeasance with respect to the debt securities offered:

  •
  we must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and government obligations issued in the currency in which the debt securities of the applicable series are payable, that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due;

  •
  no Event of Default or event which with notice or lapse of time or both would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit or at any time during the three-month period after such a deposit in respect of certain bankruptcy or insolvency events;

  •
  we must not be insolvent on the date of the deposit of the funds or at any time during the three-month period after the date of such deposit;

  •
  no breach or violation of any covenant under the indenture shall occur as a result of such deposit;

  •
  we must deliver to the trustees of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity;

  •
  we must deliver to the trustees of your debt securities a legal opinion of our counsel to the effect that, for Canadian federal or provincial income tax purposes or other tax purposes, you will not recognize income, gain or loss as a result of such defeasance and that such defeasance will not cause you to be taxed on your debt securities any differently than if such defeasance had not occurred;

  •
  we must deliver to the trustees of your debt securities an officers' certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the indenture, had been complied with; and

  •
  we must comply with certain additional terms of, conditions to or limitations to full defeasance, as set forth in the indenture.

Consent to Jurisdiction

        The indenture will provide that we will irrevocably appoint IESI Corporation, 2301 Eagle Parkway, Suite 200, Fort Worth, Texas, 76177, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to our indenture or the debt securities for actions brought under U.S. federal or state securities laws or for actions brought by either trustee in any New York Court, and will irrevocably submit to the jurisdiction of the New York Courts for such purposes.

Information Concerning the Trustees

        Computershare Trust Company of Canada and Computershare Trust Company, N.A. will be the trustees under the indenture. We may maintain deposit accounts and conduct banking and other financing transactions with the trustees in the normal course of business.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Entire Agreement

        The indenture and the debt securities will constitute the entire agreement between us, the trustees and holders pertaining to the debt securities. No implied covenant, agreement, representation or warranty will be read into the indenture against us, including any covenant, agreement, representation or warranty pertaining to the protection of the reasonable expectations of holders. For purposes of any rights or remedies under the OBCA that holders or the trustees may assert or employ, any of our acts or omissions that do not constitute a default in the performance, or breach, of our covenants and agreements in the indenture will be deemed conclusively to be fair and reasonable insofar as the interests of holders are concerned and in accordance with the reasonable expectations of holders pertaining to the debt securities. For greater certainty, representations, warranties and statements made by us or on our behalf (whether orally or in writing and whether in connection with the issue of debt securities or thereafter) will not give rise to, or form the basis of, any reasonable expectations of holders pertaining to the debt securities for purposes of any rights or remedies under the OBCA that holders or the trustees may assert or employ. Neither the indenture nor the debt securities may be supplemented, amended or modified, directly or indirectly, except by one or more supplemental indentures entered into pursuant to the applicable provisions of the indenture.

        In certain circumstances, including in connection with a determination by a court as to the fairness and reasonableness of a transaction to, or its effect on, our security holders, holders may wish to assert that we have obligations to them which extend beyond our covenants and agreements in the indenture, or that an act or omission on our part which does not constitute a default in the performance, or breach, of our covenants and agreements in the indenture is nevertheless inconsistent with their reasonable expectations or otherwise unfair or unreasonable insofar as holders' interests are concerned. The above provisions may preclude holders from making such assertions.

Holders of Registered Debt Securities

  Book-Entry Holders

        We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary's book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

        Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

        As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system, or that holds an interest through a participant in the depositary's book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

  Street Name Holders

        In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in "street name". Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

        For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

  Legal Holders

        Our obligations, as well as the obligations of the trustees and those of any third parties employed by the trustees or us, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the legal holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

        Notwithstanding the above, when we refer to "you" or "your" in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the legal holders or only indirect holders of the debt securities offered. When we refer to "your debt securities" in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

  Special Considerations for Indirect Holders

        If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for its consent, as a legal holder of the debt securities, if ever required;

  •
  if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder of such debt securities;

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, CDS Clearing and Depository Services Inc., known as CDS, will be the depositary for all debt securities that we issue in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "— Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole legal holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal holder of the debt security, but an indirect holder of a beneficial interest in the global security.

  Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the legal holder of the debt securities represented by such global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under "— Special Situations When a Global Security Will Be Terminated";

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "— Holders of Registered Debt Securities" above;

  •
  an investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the debt securities. Neither the trustees nor we have any responsibility for any aspect of the depositary's actions or for the depositary's records of ownership interests in a global security. Additionally, neither the trustees nor we supervise the depositary in any way;

  •
  CDS requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

  Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as "certificated" debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under "— Holders of Registered Debt Securities" above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

        The special situations for termination of a global security are as follows:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

  •
  if we notify the trustees that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

        The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustees, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal holders of those debt securities.

 DESCRIPTION OF WARRANTS

        The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We will deliver an undertaking to the securities regulatory authority in each of the provinces of Canada other than Quebec that we will not distribute warrants separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces of Canada where the warrants will be distributed.

        We may issue warrants for the purchase of debt securities or common shares. Warrants may be issued independently or together with debt securities or common shares offered by any prospectus supplement and may be attached to, or separate from, any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by, reference to the applicable warrant agreement. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement.

Debt Warrants

        The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

  •
  the title of such debt warrants;

  •
  the offering price for such debt warrants, if any;

  •
  the aggregate number of such debt warrants;

  •
  the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

  •
  if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

  •
  if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

  •
  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of principal United States and Canadian federal income tax considerations;

  •
  the antidilution or adjustment provisions of such debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such debt warrants; and

  •
  any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Share Warrants

        The prospectus supplement relating to any particular issue of common share warrants will describe the terms of such warrants, including the following:

  •
  the title of such warrants;

  •
  the offering price for such warrants, if any;

  •
  the aggregate number of such warrants;

  •
  if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

  •
  if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

  •
  the number of common shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of principal United States and Canadian federal income tax considerations;

  •
  the antidilution provisions of such warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such warrants; and

  •
  any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

        A warrant will entitle the holder to purchase for cash a number of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement.

        Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

 PLAN OF DISTRIBUTION

        We may issue the securities offered by this prospectus for cash or other consideration:

  •
  to or through underwriters, dealers, placement agents or other intermediaries, or

  •
  directly to one or more purchasers, provided that applicable exemptions are available or have been obtained.

        The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, dealers or other placement agents,

  •
  the purchase price of, and form of consideration for, the securities and the proceeds, if any, to us from such sale or exchange,

  •
  any delayed delivery arrangements,

  •
  any underwriting discounts and other items constituting underwriters' compensation,

  •
  any offering price, and

  •
  any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

        Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by that prospectus supplement.

        Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, and Canadian provincial securities legislation, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        In connection with any offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        Without limiting the generality of the foregoing, we also may issue some or all of the securities offered by this prospectus in exchange for property, including securities or assets of other companies which we may acquire in the future.

EARNINGS COVERAGE RATIOS

        The following consolidated earning coverage ratios of the Fund have been calculated for the twelve-month periods ended December 31, 2008 and March 31, 2009. These earnings coverage ratios do not reflect the issuance of any securities under this prospectus. Should we offer any debt securities or warrants under a prospectus supplement, we will include earnings coverage ratios which give effect to the issuance of the debt securities or warrants in the prospectus supplement.

        Our interest requirements for the year ended December 31, 2008 and the last twelve months ended March 31, 2009 amounted to approximately $53,737,000 and $51,824,000 respectively. Our earnings before income taxes and interest on long-term debt for the year ended December 31, 2008 and last twelve months ended March 31, 2009 were approximately $115,428,000 and $130,087,000, respectively, resulting in an earnings coverage ratio of 2.1 and 2.5 times our aggregate interest requirements for both periods, respectively.

 CERTAIN INCOME TAX CONSIDERATIONS

        The applicable prospectus supplement may describe the principal Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

        The applicable prospectus supplement may also describe certain U.S. federal income tax considerations generally applicable to the purchase, holding and disposition of the securities by an investor who is a United States person, including, to the extent applicable, certain relevant U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, whether or not we will be considered a passive foreign investment company (and if so, the tax consequences to a United States holder), backup withholding and the foreign tax credit, and any consequences relating to securities payable in a currency other than U.S. dollars, issued at an original discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada and filed with or furnished to the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Director, Investor Relations and Corporate Communications at 135 Queen's Plate Drive, Suite 300, Toronto, Ontario, M9W 6V1, telephone (416) 401-7729. In addition, copies of the documents incorporated herein by reference may be obtained from the securities commissions or similar authorities in Canada through the SEDAR website at www.sedar.com. Financial information is provided in the financial statements and management's discussion and analysis, which are incorporated herein by reference.

        The following documents, filed with the various securities commissions or similar authorities in Canada and the United States, are specifically incorporated by reference into and form an integral part of this prospectus:

1.
the Annual Information Form;

2.
our management information circular dated March 23, 2009 distributed in connection with the annual meeting of shareholders held on April 30, 2009;

3.
the management information circular of the Fund dated August 26, 2008 distributed in connection with the special meeting of unitholders held on September 25, 2008;

4.
our audited consolidated financial statements as at and for the years ended December 31, 2008 and 2007, respectively, together with the notes thereto and the auditors' report thereon, including a reconciliation to U.S. GAAP, as filed on SEDAR on May 14, 2009 (which supersedes the comparable financial statements of the Fund incorporated by reference in the management information circular referenced at 3 above);

5.
our management's discussion and analysis of the financial condition and results of operations as at and for the year ended December 31, 2008;

6.
our unaudited comparative consolidated financial statements as at and for the three months ended March 31, 2009 and 2008 together with the notes thereto, including a reconciliation to U.S. GAAP, as filed on SEDAR on May 14, 2009;

7.
our management's discussion and analysis of the financial condition and results of operations as at and for the three months ended March 31, 2009; and

8.
the audited balance sheet of 1768248 Ontario Limited as at August 22, 2008, together with the notes thereto and the auditors' report thereon, including a reconciliation to U.S. GAAP, as filed on SEDAR on October 17, 2008 (which supersedes the balance sheet included at pages E-24 to E-26 of the management information circular referenced at 3 above).

        Any documents of the type described in Section 11.1 of Form 44-101F1 — Short Form Prospectus and any updated interest coverage ratios filed by us with the securities commissions or similar authorities in the provinces of Canada subsequent to the day of this prospectus and prior to termination of any offering of securities hereunder shall be deemed to be incorporated by reference in this prospectus. To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 20-F or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part (in the case of Form 6-K, if and to the extent expressly provided in such report).

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Upon a new annual information form and related annual consolidated financial statements and accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management's discussion and analysis, information circulars (to the extent the disclosure is inconsistent) and material change reports filed prior to the commencement of our financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.

        A prospectus supplement containing the specific terms of an offering of our securities will be delivered to purchasers of such securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of such prospectus supplement but only for purposes of the offering of securities covered by that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended, or Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

        You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through SEDAR and any document we file with or furnish to the SEC at the SEC's public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549 by paying a fee. Please call the SEC at l-800-SEC-0330 for further information on the public reference room. Certain of our filings are also electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR, and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement on Form F-10 of which this prospectus is a part:

  •
  the documents listed in the second paragraph under "Documents Incorporated by Reference" in this prospectus;

  •
  the consent of Deloitte & Touche LLP;

  •
  the consent of CIBC World Markets Inc.;

  •
  the consent of Torys LLP;

  •
  the form of trust indenture relating to the debt securities;

  •
  powers of attorney of our directors and certain of our officers; and

  •
  a statement of eligibility of Computershare Trust Company, N.A. as Trustee, on Form T-1.

LEGAL MATTERS

        Certain legal matters relating to the securities offered by this prospectus will be passed upon by Torys LLP, Toronto, Ontario on our behalf. As of the date hereof, the partners and associates of Torys LLP beneficially own, directly or indirectly, in aggregate, less than one percent of our securities.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        Our auditors are Deloitte & Touche LLP, Independent Registered Chartered Accountants, Toronto, Ontario. To our knowledge, Deloitte and Touche LLP are independent in accordance with the rules of professional conduct of the Institute of Chartered Accountants of Ontario.

        Our transfer agent and registrar for the common shares in Canada is Computershare Investor Services Inc. at its principal office in Toronto, Ontario, and in the United States is Computershare Trust Company, N.A. at its principal office in Golden, Colorado.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        We are a corporation organized under the laws of Ontario. Most of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for U.S. investors to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for U.S. investors to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by Torys LLP that there is doubt as to the enforceability in Canada of a judgment of a U.S. court predicated upon our civil liability or the civil liability of our directors, officers or experts under U.S. federal securities laws. We have also been advised by such counsel that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated upon such laws.

        We filed with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed IESI Corporation, 2301 Eagle Parkway, Suite 200, Fort Worth, Texas, 76177, as our agent for service of process in the

United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of the securities under this prospectus.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

        Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal adviser.

 CERTIFICATE OF THE COMPANY

Date: May 14, 2009

        This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces of Canada other than Quebec.

By: (Signed) KEITH A. CARRIGAN Vice-Chairman and Chief Executive Officer	By: (Signed) THOMAS J. COWEE Chief Financial Officer
On behalf of the Board of Directors
By: (Signed) JOSEPH H. WRIGHT Director	By: (Signed) CHARLES F. FLOOD Director

 PART II

INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Certain Persons

            Section 136 of the Business Corporations Act (Ontario), as amended, provides, in part, as follows:

(1)
A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of costs

(2)
A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfill the conditions set out in subsection (3).

Limitation

(3)
A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request.

Same

(4)
In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual's conduct was lawful.

Derivative actions

(4.1)
A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(4.2)
Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a)
was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)
fulfils the conditions set out in subsections (3) and (4).

Insurance

(4.3)
A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

(a)
in the individual's capacity as a director or officer of the corporation; or

(b)
in the individual's capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

Application to court

(5)
A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

(6)
Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

            Section 5 of By-Law No. 1 of the Registrant provides as follows:

Protection of Directors, Officers and Others

5.1
Indemnification of Directors and Officers.    The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representative of such a person to the extent permitted by the Act.

5.2
Insurance.    The Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section to the extent permitted by the Act.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

            The Corporation has agreed to indemnify its directors and officers, to the extent permitted under corporate law, against costs and damages incurred by the directors and officers as a result of lawsuits or any other judicial, administrative or investigative proceeding in which the directors and officers are sued as a result of their services. The Corporation's directors and officers are covered by directors' and officers' liability insurance. No amount has been recorded in this financial statement with respect to the indemnification agreements.

            The Registrant will enter into indemnification agreements with each of its directors and officers (each an "Indemnified Party") effective May 13, 2009, pursuant to which the Registrant will agree to indemnify and save harmless the Indemnified Party (i) from and against all costs, charges and expenses reasonably incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding to which the Indemnified Party is made a party or is involved by reason of being or having been a director or officer; and (ii) from and against all liabilities, damages, costs, charges and expenses whatsoever that the Indemnified Party may sustain or incur as a result of serving as a director or officer in respect of any act, matter, deed or thing whatsoever made, done, omitted to be done, committed, permitted or acquiesced in by the Indemnified Party in his or her capacity as a director or officer, whether before or after the effective date of the indemnification agreement. The indemnification provided to the Indemnified Party is only available if the Indemnified Party meets the standards of conduct set out in the applicable indemnification agreement, meaning that the Indemnified Party acted honestly and in good faith with a view to the best interests of the Registrant, or to the best interests of the other entity for which the Indemnified Party acted as director or officer or in a similar capacity at the Registrant's request, and in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party's conduct was lawful. No amount has been recorded in the Registrant's financial statements with respect to the indemnification agreements.

 EXHIBITS

Exhibit Number	Description
*4.1	Annual information form of BFI Canada Ltd. dated March 25, 2009.
*4.2	The management information circular of BFI Canada Ltd. dated March 23, 2009 distributed in connection with the annual meeting of shareholders held on April 30, 2009.
*4.3
The audited consolidated financial statements of BFI Canada Ltd. as at and for the years ended December 31, 2008 and 2007, respectively, together with the notes thereto and the auditors' report thereon, including a reconciliation to U.S. GAAP (which supersedes the comparable financial statements of BFI Canada Income Fund incorporated by reference in the management information circular filed herewith as Exhibit 4.7).
*4.4	Management's discussion and analysis of the financial condition and results of operations of BFI Canada Ltd. as at and for the year ended December 31, 2008.
*4.5	Management's discussion and analysis of the financial condition and results of operations of BFI Canada Ltd. as at and for the three months ended March 31, 2009.
*4.6
The unaudited comparative consolidated financial statements of BFI Canada Ltd. as at and for the three months ended March 31, 2009 and 2008 together with the notes thereto, including a reconciliation to U.S. GAAP.
*4.7	The management information circular of BFI Canada Income Fund dated August 26, 2008 distributed in connection with the special meeting of unitholders held on September 25, 2008.
*4.8
The audited balance sheet of 1768248 Ontario Limited as at August 22, 2008, together with the notes thereto and the auditors' report thereon, including a reconciliation to U.S. GAAP, (which supersedes the balance sheet included at pages E-24 to E-26 of the management information circular filed herewith as Exhibit 4.7).
*5.1	Consent of Deloitte & Touche LLP, Toronto, Ontario.
*5.2	Consent of CIBC World Markets Inc.
*5.3	Consent of Torys LLP.
6.1	Power of attorney (included on the signature pages of this Registration Statement).
**7.1	Form of Trust indenture relating to the debt securities of the Registrant.

*
Filed herewith.

**
To be filed by amendment.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

  (a)
  Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  Pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, the Registrant will designate Computershare Trust Company of Canada as Canadian trustee under this indenture included as Exhibit 7.1 hereto. Concurrently with the filing of this Registration Statement, Computershare Trust Company of Canada is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (c)
  Pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, the Registrant will designate at a later date a U.S. trustee under the indenture included as Exhibit 7.1 hereto, and will file at such later date an application for determining such U.S. trustee's eligibility under the Trust Indenture Act of 1939, as amended.

  (d)
  Any change to the name or address of the agent for service of the Registrant or Computershare Trust Company of Canada shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 14th day of May, 2009.

BFI CANADA LTD.
By:	/s/ KEITH A. CARRIGAN Keith A. Carrigan Vice-Chairman and Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Keith A. Carrigan, Charles F. Flood, Thomas J. Cowee and William Chyfetz his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and all registration statements filed pursuant to Rule 429 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH A. CARRIGAN Keith A. Carrigan	Vice-Chairman and Chief Executive Officer (Principal Executive Officer) and Director	May 14, 2009
/s/ THOMAS J. COWEE Thomas J. Cowee	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 14, 2009
/s/ CHARLES F. FLOOD Charles F. Flood	Director	May 14, 2009
/s/ DANIEL M. DICKINSON Daniel M. Dickinson	Director	May 14, 2009
/s/ JAMES J. FORESE James J. Forese	Director	May 14, 2009
Daniel R. Milliard	Director	May 14, 2009
Douglas Knight	Director	May 14, 2009
/s/ JOSEPH H. WRIGHT Joseph H. Wright	Director	May 14, 2009

III-2

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933 as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in this United States, in the City of Fort Worth, Texas, on May 14, 2009.

IESI CORPORATION
By:	/s/ THOMAS J. COWEE Thomas J. Cowee Authorized Signatory

III-3

 EXHIBITS

Exhibit Number	Description
*4.1	Annual information form of BFI Canada Ltd. dated March 25, 2009.
*4.2	The management information circular of BFI Canada Ltd. dated March 23, 2009 distributed in connection with the annual meeting of shareholders held on April 30, 2009.
*4.3
The audited consolidated financial statements of BFI Canada Ltd. as at and for the years ended December 31, 2008 and 2007, respectively, together with the notes thereto and the auditors' report thereon, including a reconciliation to U.S. GAAP (which supersedes the comparable financial statements of BFI Canada Income Fund incorporated by reference in the management information circular filed herewith as Exhibit 4.7).
*4.4	Management's discussion and analysis of the financial condition and results of operations of BFI Canada Ltd. as at and for the year ended December 31, 2008.
*4.5	Management's discussion and analysis of the financial condition and results of operations of BFI Canada Ltd. as at and for the three months ended March 31, 2009.
*4.6
The unaudited comparative consolidated financial statements of BFI Canada Ltd. as at and for the three months ended March 31, 2009 and 2008 together with the notes thereto, including a reconciliation to U.S. GAAP.
*4.7	The management information circular of BFI Canada Income Fund dated August 26, 2008 distributed in connection with the special meeting of unitholders held on September 25, 2008.
*4.8
The audited balance sheet of 1768248 Ontario Limited as at August 22, 2008, together with the notes thereto and the auditors' report thereon, including a reconciliation to U.S. GAAP, (which supersedes the balance sheet included at pages E-24 to E-26 of the management information circular filed herewith as Exhibit 4.7).
*5.1	Consent of Deloitte & Touche LLP, Toronto, Ontario.
*5.2	Consent of CIBC World Markets Inc.
*5.3	Consent of Torys LLP.
6.1	Power of attorney (included on the signature pages of this Registration Statement).
**7.1	Form of Trust indenture relating to the debt securities of the Registrant.

*
Filed herewith.

**
To be filed by amendment.

QuickLinks

CALCULATION OF REGISTRATION FEE
PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
PRESENTATION OF OUR FINANCIAL INFORMATION
EXCHANGE RATE DATA
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
RISK FACTORS
USE OF PROCEEDS
CONSOLIDATED CAPITALIZATION
DIVIDEND RECORD AND POLICY
PRIOR SALES
PRICE RANGE AND TRADING VOLUME
DESCRIPTION OF CAPITAL STRUCTURE
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
EARNINGS COVERAGE RATIOS
CERTAIN INCOME TAX CONSIDERATIONS
DOCUMENTS INCORPORATED BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
LEGAL MATTERS
AUDITORS, TRANSFER AGENT AND REGISTRAR
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
CERTIFICATE OF THE COMPANY
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
SIGNATURES
POWER OF ATTORNEY
AUTHORIZED REPRESENTATIVE
EXHIBITS